Filed pursuant to Rule 424(b)(5)

Registration No. 333-291368

PROSPECTUS SUPPLEMENT

(To prospectus dated December 3, 2025)

87,777 Ordinary Shares

190,000 Pre-Funded Warrants to Purchase Ordinary Shares

190,000 Ordinary Shares Underlying Pre-Funded Warrants

Polyrizon Ltd.

We are offering pursuant to this prospectus supplement and the accompanying prospectus (i) 87,777 ordinary shares, no par value per share, or the Ordinary Shares, at an offering price of $9.00 per Ordinary Share and (ii) 190,000 pre-funded warrants to purchase 190,000 Ordinary Shares, or the Pre-Funded Warrants. Each Pre-Funded Warrant will be exercisable for one Ordinary Share. The purchase price of each Pre-Funded Warrant is $8.99999 per Pre-Funded Warrant, equal the price per share of Ordinary Shares being sold to the public in this offering, minus $0.00001, and the exercise price of each Pre-Funded Warrant will be $0.00001 per warrant share. We are also registering Ordinary Shares issuable upon exercise of the Pre-Funded Warrants pursuant to this prospectus supplement.

In a concurrent private placement, we are also issuing 111,111 unregistered pre-funded warrants, or the PIPE Pre-Funded Warrants, and 388,888 unregistered warrants to purchase Ordinary Shares, or the Ordinary Share Warrants. The exercise price of the unregistered Ordinary Share Warrants is $9.00 per Ordinary Share. The unregistered Ordinary Share Warrants are exercisable at any time upon issuance and will expire five years following the date of issuance. The PIPE Pre-Funded Warrants and Ordinary Share Warrants, and the Ordinary Shares issuable upon the exercise of such unregistered warrants, are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Such unregistered warrants are not and will not be listed for trading on any national securities exchange.

Our Ordinary Shares are currently traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “PLRZ.” On April 6, 2026, the last reported sale price of our Ordinary Shares on the Nasdaq was $12.30.

The highest aggregate market value of the outstanding Ordinary Shares held by non-affiliates within the 60 days prior to this prospectus supplement based on the closing price of the Ordinary Shares on the Nasdaq on March 2, 2026, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $26.4 million. During the twelve calendar months immediately prior to and including the date of this prospectus supplement, we have sold securities with an aggregate market value of $4,970,421 pursuant to General Instruction I.B.5. of Form F-3.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the Securities Act and are eligible for reduced public company reporting requirements.

Investing in the securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

We have engaged Aegis Capital Corp., or the placement agent, to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its best efforts to arrange for the sale of the securities offered by this prospectus supplement. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-18 of this prospectus supplement for more information regarding these arrangements.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Per Pre-Funded Warrant	Total
Offering price	$9.00	$8.99999	$2,499,991.10
Placement agent fees(1)	$0.72	$0.72	$199,999.28
Proceeds, before expenses, to us(2)	$8.28	$8.27999	$2,299,991.82

(1)	Represents a cash fee equal to 8% of the aggregate purchase price paid by investors in this offering. We have also agreed to reimburse the placement agent for the fees and disbursements of its legal counsel in an amount of $75,000. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for a description of the compensation to be received by the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the sale of the PIPE Pre-Funded Warrants and Ordinary Share Warrants in the concurrent private placement nor does it give effect to any exercise of any such unregistered warrants.

Delivery of the securities is expected to be made on or about April 8, 2026 subject to customary closing conditions.

Aegis Capital Corp.

The date of this prospectus supplement is April 7, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-291368) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on December 3, 2025. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $50 million of Ordinary Shares, warrants and units. As of April 6, 2026, we have sold approximately $4.97 million of our securities under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find Additional Information.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: Polyrizon Ltd., 8 HaPnina Street, Raanana, 4321545, Israel, Attn: Tomer Izraeli, telephone number +972-9-3740120.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “Polyrizon” refer to Polyrizon Ltd., an Israeli corporation. The terms “shekel,” “Israeli shekel” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar” or “$” refer to United States dollars, the lawful currency of the United States of America. All references to “shares” in this prospectus refer to Ordinary Shares of Polyrizon Ltd., no par value per share.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

On May 27, 2025, we effected a reverse share split of our ordinary shares at the ratio of 1-for-250, such that each two hundred and fifty (250) ordinary shares, no par value per share, were consolidated into one (1) ordinary share, no par value per share. On November 28, 2025, we effected a reverse share split of our ordinary shares at the ratio of 1-for-6, such that each six (6) ordinary shares, no par value per share, were consolidated into one (1) ordinary share, no par value per share. Unless specifically provided otherwise herein, the share and per share information that follows in this prospectus, other than in the historical financial statements and related notes included elsewhere in this prospectus, assumes the effect of the aforementioned reverse splits.

S-ii

TRADEMARKS

This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus supplement appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

MARKET, INDUSTRY AND OTHER DATA

This prospectus supplement contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

S-iii

SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Company Overview

We are a development stage biotech company specializing in the development of innovative medical device hydrogels delivered in the form of nasal sprays, which form a thin hydrogel-based shield containment barrier in the nasal cavity that can provide a barrier against viruses and allergens from contacting the nasal epithelial tissue. Our proprietary Capture and Contain™, or C&C, hydrogel technology, comprised of a mixture of naturally occurring building blocks, is delivered in the form of nasal sprays, and potentially functions as a “biological mask” with a thin shield containment barrier in the nasal cavity. We are further developing certain aspects of our proprietary C&C hydrogel technology such as the bioadhesion and prolonged retention at the nasal deposition site for intranasal delivery of drugs. We refer to our separate platform technology that is focused on nasal delivery of active pharmaceutical ingredients, or APIs, as Trap and Target ™, or T&T.

Our Product Candidates

Our nasal hydrogels have been designed to serve as a non-invasive and fast-acting system. The hydrogels are formulated as an innovative mixture of mucoadhesive polymers (e.g., sodium alginate) which are Generally Recognized as Safe, or GRAS, by the Federal Drug Administration, or the FDA. Our mucoadhesive polymers derived from seaweed polysaccharides possess promising features as they are renewable, biodegradable, biocompatible, and environment friendly. The formulated hydrogel is sprayed into the nose to create a physical barrier with long-lasting adhesion to the mucosal membranes. Our polymers have an atomic mass much higher than the upper cell penetration limit, the polymers will simply lay on top of the cells and act as a physical barrier to viruses and allergens from contacting the nasal epithelial tissue, as opposed to penetrating the cells and causing a chemical reaction. Therefore, the C&C product candidates are not expected to be considered as drugs by the FDA but as medical devices.

Our leading technologies are C&C and T&T. The C&C provides a barrier against a wide range of allergen particulates and viruses.

PL-14 – Nasal Allergies Blocker (NASARIX™)

●	We announced the completion of the branding process for our PL-14 nasal allergy blocker, now branded NASARIX™.

●	We announced the successful production of a Good Manufacturing Practice (GMP) batch of clinical trial material (CTM) for NASARIX™.

●	We began a key usability (human factors) study for NASARIX™, which study is intended to align the product with U.S. Food and Drug Administration requirements on labeling, instructions for use, and overall user interaction – advancing its regulatory development pathway.

●	We expect our NASARIX™ product candidate to be regulated as a Class II medical device by the FDA under its 510(k) pathway.

●	Our NASARIX™ product candidate has recently achieved several preclinical and operational milestones, including positive allergen-blocking performance compared with a standard comparator, strong tolerability in human nasal tissue using the MucilAir™ model, completion of manufacturing scale-up for clinical trial material, and initiation of human-factors/usability study in accordance with FDA guidance.

●	For our NASARIX™ product candidate, we will pursue the 510(k) pathway which requires a manufacturer to demonstrate substantial equivalence to an FDA-cleared device (i.e., predicate device) to a subject device (i.e., our product candidate). This process for clearing our device with the FDA entails performing a medical device analysis of the product candidates (e.g., NASARIX™ product candidate) description, operational principle, potential accessories and proposed intended use, for the purpose of identifying a predicate device that has already been cleared by the FDA. Through this review, we found three possible predicate devices for establishing substantial equivalence, Alzair, Nasalease and Bentrio. In addition, we recently completed a pre-submission meeting with the FDA to align on the planned regulatory and clinical development strategy for NASARIX™. There is no guarantee that NASARIX™ product candidate will advance in the FDA 510(k) process at the same rate as the aforementioned predicate devices or will reach commercialization.

●	The estimated timeline for obtaining 510(k) clearance for our NASARIX™ product candidate is based on the estimated time needed for the following activities: (i) GMP manufacturing of our clinical trial materials, which usually requires 9-12 months; (ii) Biocompatibility preclinical studies, which usually requires 3-6 months (although these studies may be performed concurrently with the GMP manufacturing mentioned above); (iii) Clinical trials, which usually requires 6-12 months; and (iv) FDA submission and clearance, which usually requires 3-12 months. Regarding FDA submission and clearance, generally 510(k) applicants can expect submission acceptance review decisions within 15 calendar days, substantive review decisions within 60 days, and final decisions within 90 days. In the case of our predicate devices for our NASARIX™ product candidate, Alzair, Nasalese and Bentrio, the FDA submission and clearance process took 86 and 140 days, respectively.

PL-16 – Influenza Blockers

●	In December 2025, we submitted a Pre-Request for Designation (Pre-RFD) to the FDA for our PL-16 product candidate, which initiates a formal regulatory discussion with the FDA to determine the most appropriate regulatory pathway based on PL-16’s formulation and physical barrier mechanism.

●	We expect our PL-16 product candidate, which provide a barrier against influenza from contacting the nasal epithelial tissue, to be regulated as a Class II medical device under a De Novo Classification request. For the clinical studies planned for PL-16 which will include human subjects; the Investigational Device Exemptions regulation describes three types of device studies: significant risk, nonsignificant risk, and exempt studies. During the second half of 2026, the company intends to schedule a pre-submission meeting with the FDA to determine the IDE regulation type of device studies for PL-16. Our proposed 12-month interval from the scheduled FDA pre-sub meeting to the planned IDE clinical trial initiation should provide ample time to fulfill the necessary tasks for the IDE filing, such as 1) reporting previous studies to support the IDE, 2) preparing IDE required design and manufacturing control documentation, 3) conducting bench and biocompatibility tests to support safety of the device prior to starting the a human study, and 4) obtaining clinical protocol and ethics committee approvals as well as FDA IDE approval to start the clinical trial. Once IDE has been initiated, Polyrizon will comply with FDA Guidance “Changes or Modifications During the Conduct of a Clinical Investigation”, 2001.

●	For our PL-16 product candidate, we initiated preclinical safety trials in the second quarter of 2025, and we intend to initiate feasibility clinical trials in the third quarter of 2027 and pivotal clinical trials in the third quarter of 2028. Following these trials, we plan to submit De Novo Classification requests for the product candidate.

●	Upon a review similar to the one performed for our NASARIX™ product candidate, we found that there were no potential predicate devices in the FDA’s database matching the proposed intended uses of our PL-16 product candidates. Because of this, we will pursue a De Novo Classification request for the product candidate. This pathway involves demonstrating that the product candidate provides a reasonable assurance of safety and effectiveness. During the second half of 2026 we intend to submit a Q-submission (Pre-submission) for the product candidate and request a pre-submission meeting with FDA’s CDRH to confirm the potential for this regulatory path.

●	The estimated timeline for marketing authorization via De Novo Classification grant for our PL-16 product candidate is based on taking similar steps as the steps described above for obtaining 510(k) clearance for our NASARIX™ product candidate. We estimate a longer period of time for the entire grant process for the product candidate due to possibly extended clinical trials requested by the FDA and also due to a longer review timeframe.

In the event the FDA does not agree with our regulatory assessments regarding the C&C product candidates 510(k) for our NASARIX™ product candidate, and Class II De Novo pathway for our PL-16 product candidate, the FDA may require us to go through a lengthier, more rigorous examination than we had expected (such as PMA, which is the FDA process of scientific and regulatory review to evaluate the safety and effectiveness of Class III medical devices). If we are required to pursue a PMA, the introduction of our product candidates into the market could be delayed.

Trap and Target ™ Product Candidates

In contrast to our C&C product candidates, the hydrogel in the T&T product candidates is formulated differently in order to provide for sustained release of the API. The content of the hydrogel (quantity and quality) in the T&T product candidates is formulated differently than the content of C&C product candidates, and therefore enable different functions: physical barrier for the C&C product candidates and API sustained release for the T&T product candidates. It is through these differences that we rationalize the different regulatory treatment of our C&C and T&T product candidates.

The T&T platform technology is designed to allow a long residence time and an intimate contact with the mucosal tissue for a targeted delivery of medicines. We expect that our T&T platform product candidates will be regulated as a combination-product consisting of a nasal sprayer and formulation consisting of a hydrogel and a generic API, which we intend to pursue under the FDA’s 505(b)(2) pathway. We initiated feasibility studies for our T&T platform product candidates with corticosteroids, benzodiazepines and naloxone in the fourth quarter of 2024 that will go through the third quarter of 2026. Pre-clinical studies will follow and are expected to begin in the third quarter of 2026. Phase I clinical trials for the leading T&T technology product candidate are planned for the fourth quarter of 2028. In addition, we plan to start an initial testing to explore the potential of our SCI-160 platform when combined with the T&T technology, in the third quarter of 2026.

People

Our leadership team has a vast industry experience. Our management team has over 17 years (on average) of experience in life science companies. Our board of directors has vast experience in the life sciences industry as well as strong financial background. We believe that the holistic knowhow of our group will strongly contribute to a successful path from clinical development, regulatory approvals and commercialization of our product candidates. In addition, our management is supported by our Scientific Advisory Board which is an advisory panel of world-renowned academics and thought leaders with expertise in drug delivery systems, chemistry and pharmaceuticals.

Market Opportunities

We believe that our technologies have the potential to provide solutions to a broad range of unmet needs in the healthcare market. With our C&C technology, we aim to introduce solutions to address common medical and public health challenges, such as allergic rhinitis and nasal viral infections, including COVID-19. Looking towards the future, the COVID-19 pandemic highlighted the need for action at the global level to invest in technologies, tools and solutions that will help overcome the next world health crisis. We believe our technology can play an important role in aiding nations and global organizations to combat viral outbreaks. While people across the world have become accustomed to preventative measures such as vaccination, wearing masks, keeping social distance and maintaining proper hygiene, we believe that there is an obvious need for a broader arsenal of more technologically advanced tools to help protect people as they return to normal routine.

With our T&T technology, we aim to address challenges in the markets of: allergic and non-allergic rhinitis by local intranasal delivery of corticosteroids; for systemic delivery of central nervous system, or CNS, related drugs for the growing markets of combatting opioid overdose using intranasal naloxone, and benzodiazepines for seizure clusters.

We recently entered into a development agreement with Clearmind Medicine Inc., a clinical stage biopharmaceutical company focused on the discovery and development of novel neuroplastogen-derived therapeutics to solve major under-treated health problems. Under this agreement, we will develop a proprietary intranasal formulation of MEAI (5 methoxy 2 aminoindane), Clearmind’s proprietary, next-generation, non-hallucinogenic neuroplastogen drug candidate, intended for use in the treatment of addiction related and other CNS conditions.

Recent Developments

December 2025 Registered Direct Offering

On December 5, 2025, we closed a registered direct offering, or the December 2025 RDO, with investors for the purchase and sale of 555,269 Ordinary Shares, at a purchase price of $9.00 per Ordinary Share. The aggregate gross proceeds from the December 2025 RDO were approximately $4.97 million.

Corporate Information

We are an Israeli corporation, incorporated in January 2005. Our principal executive offices are located at 8 HaPnina Street, Raanana, 4321545, Israel. Our telephone number is +972-9-3740120. Our website address is www.polyrizon-biotech.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Ordinary Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, requires directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We are taking advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

THE OFFERING

Ordinary Shares offered by us	87,777 Ordinary Shares.

Pre-Funded Warrants offered by us	190,000 Pre-Funded Warrants. Each Pre-Funded Warrant has an exercise price of $0.00001 per Ordinary Share, is immediately exercisable and may be exercised at any time and has no expiration date. This prospectus supplement also relates to the offering of the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants. There is currently no market for the Pre-Funded Warrants and none is expected to develop after this offering. We do not intend to list the Pre-Funded Warrants on any national securities exchange or other trading market.

Ordinary Shares outstanding prior to the offering	1,695,051 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	1,972,828 Ordinary Shares (assuming exercise in full of the Pre-Funded Warrants issued in this Offering, but excluding the PIPE Pre-Funded Warrants and Ordinary Share Warrants).

Offering price per Ordinary Share	The offering price is $9.00 per Ordinary Share.

Offering price per Pre-Funded Warrant	The offering price is $8.99999 per Pre-Funded Warrant.

Concurrent private placement of warrants

In a concurrent private placement, we are issuing 111,111 PIPE Pre-Funded Warrants and 388,888 Ordinary Share Warrants. Each Ordinary Share Warrant will be exercisable for one Ordinary Share at an exercise price of $9.00 per warrant share. The Ordinary Share Warrants will be immediately exercisable upon issuance and will expire five years following the date of issuance.

The PIPE Pre-Funded Warrants and Ordinary Share Warrants, and the Ordinary Shares issuable upon the exercise of such warrants, are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Such unregistered warrants are not and will not be listed for trading on any national securities exchange. See “Concurrent Private Placement of Warrants” on page S-22 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development, technology development, and for pursuing strategic opportunities, including but not limited to, strategic acquisitions. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	PLRZ”

Unless otherwise stated, all information in this prospectus is based on 1,695,051 Ordinary Shares outstanding as of April 6, 2026, and does not include the following as of that date:

●	958 Ordinary Shares issuable upon the exercise of warrants, with a weighted average exercise price of $6,570, subject to adjustment as set forth in each such warrant;

●	164 Ordinary Shares issuable upon the exercise of options issued to directors, employees and consultants under our 2021 Equity Incentive Plan outstanding as of such date, with exercise prices ranging from $26.1 to $1,700.30 per share, of which options to purchase 164 Ordinary Shares were vested as of such date;

●	69,508 Ordinary Shares issuable upon the issuance of restricted share units, or RSUs; and

●	88,489 Ordinary Shares reserved for future issuance under our 2021 Equity Incentive Plan.

Unless otherwise indicated, all information in this prospectus supplement (i) excluded Pre-Funded Warrants to purchase up to an aggregate of 190,000 Ordinary Shares to be issued in this offering, (ii) excludes PIPE Pre-Funded Warrants to purchase up to an aggregate of 111,111 Ordinary Shares to be issued in the concurrent private placement at an exercise price of $0.00001 per share, (iii) excludes unregistered Ordinary Share Warrants to purchase up to an aggregate of 388,888 Ordinary Shares to be issued in the concurrent private placement at an exercise price of $9.00 per share and (iv) assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for general corporate purposes, which include financing our operations, capital expenditures and business development, technology development, and for pursuing strategic opportunities, including but not limited to, strategic acquisitions. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We will need additional capital in the future. Raising additional capital by issuing securities may cause dilution to existing shareholders.

We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Ordinary Shares representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of our Ordinary Shares to decline.

We are selling in this offering 87,777 Ordinary Shares and 190,000 Pre-Funded Warrants (excluding the PIPE Pre-Funded Warrants and Ordinary Share Warrants), or approximately 16.4%, of our outstanding Ordinary Shares, prior to this offering, as of April 6, 2026. This sale and any future sales of a substantial number of Ordinary Shares in the public market, or the perception that such sales may occur, could materially adversely affect the price of our Ordinary Shares. We cannot predict the effect, if any, that market sales of those Ordinary Shares or the availability of those Ordinary Shares for sale will have on the market price of our Ordinary Shares.

We do not know whether a market for the Ordinary Shares will be sustained or what the trading price of the Ordinary Shares will be and as a result it may be difficult for you to sell your Ordinary Shares.

Although our Ordinary Shares trade on the Nasdaq, an active trading market for the Ordinary Shares may not be sustained. It may be difficult for you to sell your Ordinary Shares without depressing the market price for the Ordinary Shares. As a result of these and other factors, you may not be able to sell your Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our Ordinary Shares as consideration.

There is no public market for the Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

The Pre-Funded Warrants in this offering are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the Ordinary Shares issuable upon exercise of such warrants at an exercise price of $0.00001 per warrant share. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their respective public offering prices. There can be no assurance that the market price of the Ordinary Shares will ever equal or exceed the exercise price of the Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

Holders of the Pre-Funded Warrants offered hereby will have no rights as shareholders with respect to the Ordinary Shares underlying the warrants until such holders exercise their warrants and acquire our Ordinary Shares, except as otherwise provided in the Pre-Funded Warrants.

Until holders of the Pre-Funded Warrants acquire our Ordinary Shares upon exercise thereof, except as set forth in the Pre-Funded Warrants, such holders will have no rights with respect to our Ordinary Shares underlying such warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a shareholder only as to matters for which the record date occurs after the exercise date.

Our headquarters and other significant operations are located in Israel, and, therefore, our results may be adversely affected by political, economic and military instability in Israel, including the attack by Hamas and other terrorist organizations from the Gaza Strip and Israel’s war against them.

Our executive offices, research and development laboratories are located in Ra’anana, Israel. In addition, the majority of our key employees, officers and directors are residents of Israel. Accordingly, political, geopolitical, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and groups in its neighboring countries, and between Israel and the Hamas (an Islamist militia and political group in the Gaza Strip), Hezbollah (an Islamist militia and political group in Lebanon) and other terrorist organizations active in the region.

In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks. In October 2025, a ceasefire was brokered between Israel and Hamas. However, we cannot predict if and to what extent this ceasefire will remain in effect or upheld.

Since the commencement of these events, there have been continued hostilities along Israel’s northern border with the Hezbollah terror organization), with Iran, the Houthis in Yemen and on other fronts with various extremist groups in the region, such as various rebel militia groups in Syria and Iraq. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. However, in March 2026, tensions escalated once again as Hezbollah launched an attack on Israel, underscoring the ongoing volatility and unpredictability of the security situation in the region, as well as the potential for rapid and unforeseen escalation. In addition, in response to ongoing Iranian aggression and support of proxy attacks against Israel, on June 13, 2025, Israel conducted a series of preemptive defensive air strikes in Iran targeting Iran’s nuclear program and military commanders. While a ceasefire was reached in June 2025 following 12 days of hostilities, on February 28, 2026, the United States and Israel launched coordinated military strikes against Iran, including attacks on strategic military infrastructure and leadership targets, with the stated aim of degrading Iran’s capacity to conduct or support hostile operations against them. In response, Iran has fired missiles and drones toward population centers and military installations in Israel, Europe and neighboring countries in the Gulf region, and also launched counter-strikes against U.S. forces and allied bases throughout the Gulf region. Additionally, following the fall of the Assad regime in Syria, Israel has conducted limited military operations targeting the Syrian army, Iranian military assets and infrastructure linked to Hezbollah and other Iran-supported groups. It is possible that hostilities with Iran, Hezbollah, the Houthis and terrorist groups in Syria will escalate, and that other terrorist organizations, including Palestinian military organizations in the West Bank, will join the hostilities. Iran, who launched direct attacks on Israel involving drones and missiles, is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthis in Yemen and various rebel militia groups in Syria and Iraq. These situations may potentially escalate in the future to more violent events which may affect Israel and us. Any hostilities, armed conflicts, terrorist activities involving Israel or the interruption or curtailment of trade between Israel and its trading partners, or any political instability in the region could adversely affect business conditions and our results of operations and could make it more difficult for us to raise capital and could adversely affect the market price of our ordinary shares. An escalation of tensions or violence might result in a significant downturn in the economic or financial condition of Israel, which could have a material adverse effect on our operations in Israel and our business. Parties with whom we do business may decline to travel to Israel during periods of heightened unrest or tension, which may force us to make alternative arrangements when necessary in order to meet our business partners face to face. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements.

Since the war broke out on October 7, 2023, our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. As such, our research and development and business development activities remain on track. However, while the intensity and duration of the security situation in Israel have been difficult to predict, as were the economic implications on our business and operations and on Israel’s economy in general, the ceasefire marks a potential shift towards stability in the region. If sustained, this could reduce the risk of disruptions to our business and the Israeli economy in general. However, if the war is renewed or expands to other fronts, such as Gaza, Iran, Lebanon, Syria or the West Bank, our operations may be harmed.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our Ordinary Shares, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements when necessary, in order to meet our business partners face to face. Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. Similarly, Israeli companies are limited in conducting business with entities from several countries. For instance, in 2008, the Israeli legislature passed a law forbidding any investments in entities that transact business with Iran.

The ongoing conflict has led to the drafting of hundreds of thousands of Israeli military reservists, who are expected to serve extended periods. Although none of our employees have been called to active duty, our reliance on Israeli service providers and counterparties means that any future military service by their personnel could materially and adversely affect our operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Certain countries, companies, and organizations participate in boycotts of Israeli companies, and recent efforts to expand boycotts of Israeli goods and services or to restrict business with Israel have increased. Any such boycotts and any restrictive laws, policies, or practices targeting Israel, Israeli businesses, or Israeli citizens could, individually or in the aggregate, have a material adverse effect on our business. The International Court of Justice has issued rulings and has taken actions relating to Israel, which could adversely affect our business, including by prompting companies to terminate, or decline to enter into, commercial relationships with Israeli companies. In addition, proposed changes to Israel’s judicial system may contribute to political instability or civil unrest, which may adversely affect our business, results of operations, and ability to raise additional funds if needed.

Finally, political conditions within Israel may affect our operations. Israel has held five general elections between 2019 and 2022, and prior to October 2023, the Israeli government pursued extensive changes to Israel’s judicial system, which sparked extensive political debate and unrest. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere incorporated by reference in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, the factors summarized below:

●	the ability of our clinical trials to demonstrate safety and efficacy of our future product candidates, and other positive results;

●	the timing and focus of our future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

●	the size of the market opportunity for our future product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

●	the success of competing therapies that are or may become available;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our future product candidates;

●	our ability to obtain and maintain regulatory approval of our future product candidates;

●	our plans relating to the further development of our future product candidates, including additional disease states or indications we may pursue;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our dependence on third parties;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks;

●	difficulties in our and our partners’ ability to recruit and retain qualified physicians and other healthcare professionals, and enforce our non-compete agreements with our physicians;

●	our ability to restructure our operations to comply with future changes in government regulation;

●	security, political and economic instability in the Middle East that could harm our business, including due to current security situation in Israel; and

●	those factors referred to in “Risk Factors” as well as in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, generally

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus or any accompanying prospectus supplement. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

CAPITALIZATION

The following table sets forth our cash and our capitalization as of December 31, 2025:

●	on an actual basis; and

●	on an as adjusted basis, to give further effect to the issuance and sale in this offering of 87,777 Ordinary Shares at an offering price of $9.00 per Ordinary Share and 190,000 Pre-Funded Warrants at an offering price of $8.99999 per warrant and accompanying 111,111 PIPE Pre-Funded Warrants and 388,888 Ordinary Share Warrants, after deducting placement agent fees and offering expenses payable by us resulting in net proceeds of approximately $3.1 million, as if the sale had occurred on December 31, 2025, but assumes no exercise of the 190,000 Pre-Funded Warrants, the 111,111 PIPE Pre-Funded Warrants or the 388,888 Ordinary Share Warrants issued in connection with the transactions described herein.

You should read this information in conjunction with our consolidated financial statements and the related notes appearing at the end of this prospectus and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and other financial information contained in this prospectus.

	As of December 31, 2025
U.S. dollars in thousands	Actual (audited)	As Adjusted (unaudited)

Shareholders’ equity:
Ordinary shares, no par value per share; 2,000,000,000 shares authorized, 1,608,266 shares issued and outstanding, actual; 2,000,000,000 shares authorized, 1,696,043 shares issued and outstanding, pro forma as adjusted	$-	-
Additional paid-in capital	$29,395	31,507
Accumulated deficit	$(8,401)	(8,401)
Total shareholders’ equity	$20,994	23,106
Total capitalization	$18,447	20,559

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to and after this offering is based on 1,608,266 Ordinary Shares outstanding as of December 31, 2025. The number of Ordinary Shares referred to above to be outstanding after this offering and, unless otherwise indicated, the other information in this prospectus, excludes as of such date:

●	958 Ordinary Shares issuable upon the exercise of warrants, with a weighted average exercise price of $6,570, subject to adjustment as set forth in each such warrant;

●	164 Ordinary Shares issuable upon the exercise of options issued to directors, employees and consultants under our 2021 Equity Incentive Plan outstanding as of such date, with exercise prices ranging from $26.1 to $1,700.30 per share, of which options to purchase 164 Ordinary Shares were vested as of such date;

●	83,426 Ordinary Shares issuable upon the issuance of RSUs; and

●	88,489 Ordinary Shares reserved for future issuance under our 2021 Equity Incentive Plan.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our Ordinary Shares are described under the heading “Description of Share Capital” in the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report of Foreign Private Issuer on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.00001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99%, and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Exercise of Pre-Funded Warrants. Each pre-funded warrant is exercisable for one Ordinary Share, with an exercise price equal to $0.00001 per Ordinary Share, at any time that the pre-funded warrant is outstanding. There is no expiration date for the pre-funded warrants. The holder of a pre-funded warrant will not be deemed a holder of our underlying Ordinary Shares until the pre-funded warrant is exercised.

Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of Ordinary Shares in excess of 4.99% of the Ordinary Shares then outstanding after giving effect to such exercise.

The exercise price and the number of Ordinary Shares issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Ordinary Shares. The pre-funded warrant holders must pay the exercise price in cash upon exercise of the pre-funded warrants, unless such pre-funded warrants holders are utilizing the cashless exercise provision of the pre-funded warrants.

Upon the holder’s exercise of a pre-funded warrant, we will issue the Ordinary Shares issuable upon exercise of the pre-funded warrant within two trading days following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any pre-funded warrants to purchase Ordinary Shares, holders of the pre-funded warrants will not have any of the rights of holders of Ordinary Shares purchasable upon exercise, including the right to vote, except as set forth therein.

The pre-funded warrant holder will not have the right to exercise any portion of the pre-funded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any pre-funded warrant holder may increase or decrease such percentage to any other percentage not in excess of 4.99%.

Fundamental Transaction. In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the pre-funded warrants.

Exchange Listing. We do not intend to apply to list the pre-funded warrants on any securities exchange or other trading system.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale from this offering and the concurrent private placement will be approximately $3.1 million, excluding the exercise of warrants issued in the private placement and after deducting placement agent fees and offering expenses payable by us.

We currently expect to use the net proceeds from this offering and the concurrent private placement for general corporate purposes, which include financing our operations, capital expenditures and business development, technology development, and for pursuing strategic opportunities, including but not limited to, strategic acquisitions.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our clinical development and regulatory efforts, the status and results of the clinical trials, the pace of our partnering efforts in regard to manufacturing and commercialization and the overall regulatory environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering and the concurrent private placement. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders of our Ordinary Shares, and we do not anticipate or intend to pay cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors in compliance with applicable legal requirements and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

The Israeli Companies Law, 5759-1999, imposes further restrictions on our ability to declare and pay dividends.

Payment of dividends may be subject to Israeli withholding taxes. See “Taxation—Israeli Tax Considerations and Government Programs” in our most recent Annual Report on Form 20-F incorporated by reference herein for additional information.

PLAN OF DISTRIBUTION

Aegis Capital Corp., or Aegis, has agreed to act as our sole placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement, dated April 7, 2026 between Aegis and us. Aegis is not purchasing or selling any securities offered by this prospectus supplement, nor is the placement agent required to arrange the purchase or sale of any specific number or dollar amount of the securities offered. The placement agent has agreed to use reasonable best efforts to arrange for the sale of all of the securities offered hereby. Therefore, we may not sell the entire amount of the securities offered pursuant to this prospectus supplement. The placement agent may engage one or more sub-agents or selected dealers in connection with this offering.

In connection with the offering, we entered into a securities purchase agreement with each purchaser. This agreement includes representations and warranties by us and each purchaser. The public offering price of the securities in this offering has been determined based upon arm’s-length negotiations between the purchasers and us. Our obligation to issue and sell the securities to the investors is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties. All of the securities will be sold at the offering price specified in this prospectus supplement and, we expect, at a single closing.

The securities being offered pursuant to this prospectus supplement and the accompanying prospectus are being bought by certain accredited investors pursuant to the securities purchase agreement, with Aegis acting as placement agent in connection with this offering.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to eight percent (8.0%) of the gross proceeds in this offering. We have also agreed to reimburse the Placement Agent for reasonable legal fees and disbursements incurred by the placement agent not to exceed an aggregate of $75,000. We estimate that the total expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $112,500.

Discretionary Accounts

Aegis has informed us that it does not expect to make sales to accounts over which it exercises discretionary authority in excess of five percent (5%) of the securities being offered in this offering.

Indemnification

We have agreed to indemnify Aegis, its affiliates, and each person controlling Aegis against any losses, claims, damages, judgments, assessments, costs, and other liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of the offering, undertaken in good faith.

Registration Rights

We have agreed to file a registration statement with the SEC related to the resale of Ordinary Shares underlying the PIPE Pre-Funded Warrants and Ordinary Share Warrants, or the Unregistered Securities, within fifteen (15) calendar days of the date of the closing of this offering, or the Filing Date, and cause such registration statement to be declared effective by the SEC within fifteen (15) calendar days of the Filing Date.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of at least 10% of our Company’s Ordinary Shares and securities exercisable for or convertible into its Ordinary Shares outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares (“Lock-Up Securities”), whether currently owned or subsequently acquired, without the prior written consent of the placement agent, for a period of ninety (90) days after the earlier of (i) the date on which a registration statement covering the resale of Unregistered Securities is declared effective by the SEC and (ii) the date on which all Unregistered Securities may be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A under the Securities Act (or any successor rule thereto), or the Release Date.

The placement agent, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, the placement agent will consider, among other factors, the holder’s reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

Company Standstill

We have agreed, for a period of ninety (90) days after the Release Date (the “Standstill Period”), that without the prior written consent of Aegis, we will not (a) offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; (b) file or caused to be filed any registration statement with the Commission relating to the offering of any equity of our Company or any securities convertible into or exercisable or exchangeable for equity of our Company; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof (all of such matters, the “Standstill Restrictions”). So long as none of such equity securities shall be saleable in the public market until the expiration of the Standstill Period, the following matters shall not be prohibited by the Standstill Restrictions: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of our Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith during the Standstill Period, and provided that any such issuance shall only be to a person or entity (or to the equityholders of an entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of our Company and shall provide to our Company additional benefits in addition to the investment of funds, but shall not include a transaction in which our Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. In no event should any equity transaction during the Standstill Period result in the sale of equity at an offering price to the public less than that of this offering. In addition, we have agreed that, subject to certain exceptions, we will not effect or enter into an agreement to effect any issuance of ordinary shares or equivalents securities involving a variable rate transaction (as defined in the securities purchase agreement to which we may become party with investors in the offering) for a period of ninety (90) days after the Release Date.

Other Relationships

The placement agent is a full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The placement agent may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

In the ordinary course of its business activities, the placement agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligation or otherwise) publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

On October 28, 2024, we entered into an underwriting agreement with Aegis to conduct an underwritten public offering of $4.2 million of units consisting of one Ordinary Share and three warrants, each to purchase one Ordinary Share. In connection with that offering, we paid Aegis an underwriting discount of 8.0%, a non-accountable expense allowance of 1.0% and accountable expenses of $125,000. The transaction closed on October 30, 2024.

On March 31, 2025, we entered into a definitive placement agent agreement with Aegis in connection with the issuance and sale in a private placement of $17.0 million of our Ordinary Shares, pre-funded warrants and warrants. In connection to that offering, we paid Aegis an aggregate cash fee equal to 10.0% of the gross proceeds and accountable expenses of $100,000.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the placement agent based on the trading of our Ordinary Shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Ordinary Shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The placement agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The placement agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent or by an affiliate. Other than this prospectus, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is VStock Transfer, LLC.

Trading Market

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “PLRZ.” We do not intend to apply for listing of the Pre-Funded Warrants, PIPE Pre-Funded Warrants or Ordinary Share Warrants on any securities exchange or other nationally recognized trading system.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are issuing an aggregate of 111,111 PIPE Pre-Funded Warrants and 388,888 unregistered Ordinary Share Warrants. Each Pre-Funded Warrant will be exercisable for one Ordinary Share at an exercise price of $0.00001 per share and will be immediately exercisable upon issuance and has no expiration date. Each Ordinary Share Warrant will be exercisable for one Ordinary Share at an exercise price of $9.00 per share and will be immediately exercisable upon issuance and will expire five years following the date of issuance.

The PIPE Pre-Funded Warrants and Ordinary Share Warrants, and the Ordinary Shares issuable upon the exercise of such warrants, are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. Such warrants are not and will not be listed for trading on any national securities exchange.

Accordingly, the investors may exercise the unregistered warrants, and sell the Ordinary Shares issuable upon the exercise of such unregistered warrants, only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

All purchasers are required to be “accredited investors” as such term is defined in Rule 501(a) under the Securities Act.

A holder of Pre-Funded Warrants or Ordinary Share Warrants will not have the right to exercise any portion of its common warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of a holder prior to the date of issuance, 9.99%) of the number of our Ordinary Shares outstanding immediately after giving effect to such exercise; provided, however, that upon notice to us, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the Pre-Funded Warrants and Ordinary Share Warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our Ordinary Shares on an as-exercised basis.

The exercise price and number of Ordinary Shares issuable upon the exercise of the Pre-Funded Warrants and Ordinary Share Warrants will be subject to adjustment for share splits, reverse share splits, and similar capital transactions, as described in such warrants. The Pre-Funded Warrants and Ordinary Share Warrants will be exercisable on a “cashless” basis in certain circumstances.

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants and Ordinary Share Warrants with the same effect as if such successor entity had been named in such warrant itself. If holders of our Ordinary Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant or Ordinary Share Warrant following such fundamental transaction. Additionally, as more fully described in the Pre-Funded Warrants and Ordinary Share Warrants, in the event of certain fundamental transactions, the holders of such warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the common warrants on the date of consummation of such transaction.

As part of the concurrent private placement, we have agreed to register for resale the Ordinary Shares issuable upon exercise of the unregistered warrants sold in the concurrent private placement.

LEGAL MATTERS

The validity of the issuance of our Ordinary Shares offered hereby and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Certain matters of U.S. federal securities law relating to this offering will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. Kaufman & Canoles, P.C., Richmond, Virginia acted as counsel to the placement agent.

EXPERTS

The financial statements of Polyrizon Ltd. as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given the firm’s authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2025, filed with the SEC on March 25, 2026, as amended by our Annual Report on Form 20-F/A for the fiscal year ended on December 31, 2025, filed with the SEC on March 27, 2026; and

●	the description of the ordinary shares contained under the heading “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on October 21, 2024, including any subsequent amendment or any report filed for the purpose of updating such description

The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus supplement.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us Polyrizon Ltd., 8 HaPnina Street, Raanana, 4321545, Israel, Attn: Tomer Izraeli, telephone number +972-9-3740120.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus supplement, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus supplement to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act”, which was signed into law on December 18, 2025, requires directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Our principal shareholders continue to remain exempt from the reporting under Section 16(a) of the Exchange Act and our directors, officers and principal shareholders continue to remain exempt from the short-swing profit recovery provisions contained in Section 16(b) of the Exchange Act. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at www.polyrizon-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

PROSPECTUS

$50,000,000

POLYRIZON LTD.

Ordinary Shares

Warrants

Units

We may offer and sell from time to time in one or more offerings up to a total amount of $50,000,000 of our ordinary shares, with no par value, or the Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

The Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “PLRZ.”

Investing in the securities involves a high degree of risk, including that the trading price of Ordinary Shares has been subject to volatility and investors in this offering may not be able to sell their Ordinary Shares above the actual offering price or at all. Risks associated with an investment in the securities will be described in any applicable prospectus supplement and are and will be described in certain of our filings with the United States Securities and Exchange Commission, or SEC, as described in “Risk Factors” on page 4.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the SEC nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus together with additional information described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “Polyrizon” refer to Polyrizon Ltd., an Israeli corporation.

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OUR COMPANY

We are a development stage biotech company specializing in the development of innovative medical device hydrogels delivered in the form of nasal sprays, which form a thin hydrogel-based shield containment barrier in the nasal cavity that can provide a barrier against viruses and allergens from contacting the nasal epithelial tissue. Our proprietary Capture and Contain™, or C&C, hydrogel technology, comprised of a mixture of naturally occurring building blocks, is delivered in the form of nasal sprays, and potentially functions as a “biological mask” with a thin shield containment barrier in the nasal cavity. We are further developing certain aspects of our proprietary C&C hydrogel technology such as the bioadhesion and prolonged retention at the nasal deposition site for intranasal delivery of drugs. We refer to our separate platform technology that is focused on nasal delivery of active pharmaceutical ingredients, or APIs, as Trap and Target ™, or T&T.

Our Product Candidates

Our nasal hydrogels have been designed to serve as a non-invasive and fast-acting system. The hydrogels are formulated as an innovative mixture of mucoadhesive polymers (e.g., sodium alginate) which are Generally Recognized as Safe, or GRAS, by the Federal Drug Administration, or the FDA. Our mucoadhesive polymers derived from seaweed polysaccharides possess promising features as they are renewable, biodegradable, biocompatible, and environment friendly. The formulated hydrogel is sprayed into the nose to create a physical barrier with long-lasting adhesion to the mucosal membranes. Our polymers have an atomic mass much higher than the upper cell penetration limit, the polymers will simply lay on top of the cells and act as a physical barrier to viruses and allergens from contacting the nasal epithelial tissue, as opposed to penetrating the cells and causing a chemical reaction. Therefore, the C&C product candidates are not expected to be considered as drugs by the FDA but as medical devices.

Our leading technologies are C&C and T&T. The C&C provides a barrier against a wide range of allergen particulates and viruses.

PL-14 – Nasal Allergies Blocker

●	We expect our PL-14 product candidate to be regulated as a Class II medical device by the FDA under its 510(k) pathway.

●	Our PL-14 product candidate is scheduled to initiate preclinical safety trials in the fourth quarter of 2025. In addition, we have structured our clinical strategy for the PL-14 product candidate, our proprietary intranasal allergy blocker designed to treat seasonal allergic rhinitis, which includes a clinical study to evaluate the efficacy and safety of PL-14 under natural allergen exposure conditions during peak allergy seasons, a human factors study to assess usability and patient acceptance, a dedicated study evaluating nasal residence time and preparation for a pre-submission meeting with the FDA. We expect the clinical trials on our PL-14 product candidate to commence between the second quarter of 2026 and third quarter of 2026, following which we plan to submit a 510(k) application for FDA clearance.

●	For our PL-14 product candidate, we will pursue the 510(k) pathway which requires a manufacturer to demonstrate substantial equivalence to an FDA-cleared device (i.e., predicate device) to a subject device (i.e., our product candidate). This process for clearing our device with the FDA entails performing a medical device analysis of the product candidates (e.g., PL-14 product candidate) description, operational principle, potential accessories and proposed intended use, for the purpose of identifying a predicate device that has already been cleared by the FDA. Through this review, we found three possible predicate devices for establishing substantial equivalence, Alzair, Nasalease and Bentrio. There is no guarantee that PL-14 product candidate will advance in the FDA 510(k) process at the same rate as the aforementioned predicate devices or will reach commercialization.

●	The estimated timeline for obtaining 510(k) clearance for our PL-14 product candidate is based on the estimated time needed for the following activities: (i) GMP manufacturing of our clinical trial materials, which usually requires 9-12 months; (ii) Biocompatibility preclinical studies, which usually requires 3-6 months (although these studies may be performed concurrently with the GMP manufacturing mentioned above); (iii) Clinical trials, which usually requires 6-12 months; and (iv) FDA submission and clearance, which usually requires 3-12 months. Regarding FDA submission and clearance, generally 510(k) applicants can expect submission acceptance review decisions within 15 calendar days, substantive review decisions within 60 days, and final decisions within 90 days. In the case of our predicate devices for our PL-14 product candidate, Alzair, Nasalese and Bentrio, the FDA submission and clearance process took 86 and 140 days, respectively.

PL-15 – COVID-19 and PL-16 – Influenza Blockers

●	We expect our PL-15 and PL-16 product candidates, which provide a barrier against COVID-19 and influenza from contacting the nasal epithelial tissue, respectively, to be regulated as a Class II medical device under a De Novo Classification request. For the clinical studies planned for PL-15 and PL-16 which will include human subjects; the Investigational Device Exemptions regulation describes three types of device studies: significant risk, nonsignificant risk, and exempt studies. During the second half of 2025, the company intends to schedule a pre-submission meeting with the FDA to determine the IDE regulation type of device studies for PL-15 and PL-16. Our proposed 12-month interval from the scheduled FDA pre-sub meeting to the planned IDE clinical trial initiation should provide ample time to fulfill the necessary tasks for the IDE filing, such as 1) reporting previous studies to support the IDE, 2) preparing IDE required design and manufacturing control documentation, 3) conducting bench and biocompatibility tests to support safety of the device prior to starting the a human study, and 4) obtaining clinical protocol and ethics committee approvals as well as FDA IDE approval to start the clinical trial. Once IDE has been initiated, Polyrizon will comply with FDA Guidance “Changes or Modifications During the Conduct of a Clinical Investigation”, 2001.

●	Our PL-15 product candidate is scheduled to initiate preclinical safety trials in the fourth quarter of 2025, and we intend to initiate feasibility clinical trials in the third quarter of 2027 and pivotal clinical trials in the second quarter of 2028. Following these trials, we plan to submit De Novo Classification requests for each product candidate. Our PL-16 product candidate is scheduled to initiate preclinical safety trials in the fourth quarter of 2025, and we intend to initiate feasibility clinical trials in the first quarter of 2027 and pivotal clinical trials in the third quarter of 2027. Following these trials, we plan to submit De Novo Classification requests for each product candidate.

●	Upon a review similar to the one performed for our PL-14 product candidate, we found that there were no potential predicate devices in the FDA’s database matching the proposed intended uses of our PL-15 and PL-16 product candidates. Because of this, we will pursue a De Novo Classification request for each product candidate. This pathway involves demonstrating that the product candidates provide a reasonable assurance of safety and effectiveness. We have submitted a Pre-submission package for Pl-14 and during and first half of 2026 we intend to submit a Q-submission (Pre-submission) for PL-16 product candidate and request a pre-submission meeting with FDA’s CDRH to confirm the potential for this regulatory path.

●	The estimated timeline for marketing authorization via De Novo Classification grant for our PL-15 and PL-16 product candidates is based on taking similar steps as the steps described above for obtaining 510(k) clearance for our PL-14 product candidate. We estimate a longer period of time for the entire grant process for each of these product candidates due to possibly extended clinical trials requested by the FDA and also due to a longer review timeframe.

In the event the FDA does not agree with our regulatory assessments regarding the C&C product candidates 510(k) for our PL-14 product candidate, and Class II De Novo pathway for our PL-15 and PL-16 product candidates), the FDA may require us to go through a lengthier, more rigorous examination than we had expected (such as PMA, which is the FDA process of scientific and regulatory review to evaluate the safety and effectiveness of Class III medical devices. If we are required to pursue a PMA, the introduction of our product candidates into the market could be delayed.

Trap and Target ™ Product Candidates

In contrast to our C&C product candidates, the hydrogel in the T&T product candidates is formulated differently in order to provide for sustained release of the API. The content of the hydrogel (quantity and quality) in the T&T product candidates is formulated differently than the content of C&C product candidates, and therefore enable different functions: physical barrier for the C&C product candidates and API sustained release for the T&T product candidates. It is through these differences that we rationalize the different regulatory treatment of our C&C and T&T product candidates.

The T&T platform technology is designed to allow a long residence time and an intimate contact with the mucosal tissue for a targeted delivery of medicines. We expect that our T&T platform product candidates will be regulated as a combination-product consisting of a nasal sprayer and formulation consisting of a hydrogel and a generic API, which we intend to pursue under the FDA’s 505(b)(2) pathway. In addition, we have initiated preclinical studies for intranasal administration of Naloxone and intranasal administration of benzodiazepines using our T&T platform. These studies are designed to evaluate drug loading capacity, release kinetics, nasal deposition and stability, with the aim of enhancing the bioavailability and optimizing the rapid reversal effect of Naloxone in opioid overdose and benzodiazepines effect in epileptic seizures. We initiated feasibility studies for our T&T platform product candidates, which will continue through the first quarter of 2027. Pre-clinical studies for selected indications will follow and are expected to begin in the fourth quarter of 2026. Phase I clinical trials for the leading T&T technology product candidate are planned for the second quarter of 2028. In addition, we plan to start an initial testing to explore the potential of our SCI-160 platform when combined with the T&T technology, in the second quarter of 2026.

People

Our leadership team has a vast industry experience. Our management team has over 15 years (on average) of experience in life science companies. Our board of directors have vast experience in the life sciences industry as well as strong financial background. We believe that the holistic knowhow of our group will strongly contribute to a successful path from clinical development, regulatory approvals and commercialization of our product candidates. In addition, our management is supported by our Scientific Advisory Board which is an advisory panel of world-renowned academics and thought leaders with expertise in drug delivery systems, chemistry and pharmaceuticals.

Market Opportunities

We believe that our technologies have the potential to provide solutions to a broad range of unmet needs in the healthcare market. With our C&C technology, we aim to introduce solutions to address common medical and public health challenges, such as allergic rhinitis and nasal viral infections, including COVID-19. Looking towards the future, the COVID-19 pandemic highlighted the need for action at the global level to invest in technologies, tools and solutions that will help overcome the next world health crisis. We believe our technology can play an important role in aiding nations and global organizations to combat viral outbreaks. While people across the world have become accustomed to preventative measures such as vaccination, wearing masks, keeping social distance and maintaining proper hygiene, we believe that there is an obvious need for a broader arsenal of more technologically advanced tools to help protect people as they return to normal routine.

With our T&T technology, we aim to address challenges in the markets of: allergic and non-allergic rhinitis by local intranasal delivery of corticosteroids; for systemic delivery of central nervous system, or CNS, related drugs for the growing markets of combatting opioid overdose using intranasal naloxone, and benzodiazepines for seizure clusters.

We recently signed a non-binding letter of intent with Clearmind Medicine Inc., a biotech company specializing in psychedelic-derived therapeutics. Under this collaboration, we will leverage our proprietary T&T platform to develop an innovative intranasal formulation aimed at optimizing absorption and therapeutic efficacy of psychedelic-based treatments. The partnering company will finance the related research and development, including initial feasibility studies.

Corporate Information

We are an Israeli corporation, incorporated in January 2005. Our principal executive offices are located at 5 Ha-Tidhar Street, Raanana, 4366507, Israel. Our telephone number is +972-9-3740120. Our website address is www.polyrizon-biotech.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under the summary above, under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. - “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “could,” “should,” “expect,” “anticipate” “objective,” “goal,” “intend,” “estimate,” “believe,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our future strategy, future operations, projected financial position, proposed products, anticipated collaborations, estimated future revenues, projected costs, future prospects, the future of our industry and results that might be obtained by pursuing management’s current plans and objectives, are forward-looking statements.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors,” “Use of Proceeds,” “Operating and Financial Review and Prospects,” and elsewhere in this prospectus, and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2025. The information in this table is derived from our unaudited financial information as of June 30, 2025, and should be read in conjunction with and is qualified by reference to such financial information and other financial information incorporated by reference into this prospectus.

U.S. dollars in thousands	As of June 30, 2025

Cash and cash equivalents	$15,828

Shareholders’ equity:
Ordinary shares
Additional paid in capital	23,618
Accumulated deficit	(5,243)
Total shareholders’ equity	18,375
Total capitalization	18,375

USE OF PROCEEDS

Unless otherwise set forth in the related prospectus supplement or, if applicable, the pricing supplement, we intend to use the net proceeds from the sale of securities offered through this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development, technology development, and for pursuing strategic opportunities, including but not limited to, strategic acquisitions. The specific purpose of any individual issuance of securities will be described in the related prospectus supplement.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete. A form of our amended and restated articles of association is filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part.

General

On April 17, 2025, our shareholders approved an increase in our authorized share capital from 20,000,000 ordinary shares, with no par value, to 2,000,000,000 ordinary shares, with no par value. Accordingly, our registered share capital consists of 2,000,000,000 ordinary shares, with no par value. All of our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. All Ordinary Shares have identical voting and other rights in all respects.

The Nasdaq Capital Market

Our ordinary shares are listed on the Nasdaq Capital Market under the symbol “PLRZ”.

Articles of Association

The following are summaries of material provisions of our amended and restated articles of association, or the Articles, and the Israeli Companies Law, 5759-1999, or the Companies Law, insofar as they relate to the material terms of our ordinary shares.

Purposes and Objects of the Company

Our purpose as set forth in our Articles is to engage in any lawful activity.

Registration Number

Our registration number with the Israeli Registrar of Companies is 513637025.

Preemptive rights

Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Transfer of shares

Our fully paid Ordinary Shares are issued in registered form and may be freely transferred under our Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our Ordinary Shares by non-residents of Israel is not restricted in any way by our Articles or the laws of the State of Israel, except for ownership by nationals of certain countries that are, or have been, in a state of war with Israel.

Liability to further capital calls

Our Board of Directors may make, from time to time, such calls as it may deem fit upon shareholders with respect to any sum unpaid with respect to shares held by such shareholders which is not payable at a fixed time. Such shareholder has to pay the amount of every call so made upon him or her.

The Powers of the Directors

Our Board of Directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our Board of Directors may exercise all powers that are not required under the Companies Law or under our Articles to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our Articles, our directors are divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors (other than the external directors, to the extent applicable). At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors is for a term of office that expires on the third annual general meeting following such election or re-election, such that at each annual general meeting the term of office of only one class of directors expires. Each director will hold office until the annual general meeting of our shareholders in which his or her term expires, unless they are removed by a vote of 70%% of the total voting power of our shareholders at a general meeting of our shareholders (and provided such majority constitutes more than 50% of the Company’s then issued and outstanding share capital) or upon the occurrence of certain events, in accordance with the Companies Law and our articles. External directors, if applicable, are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our Board of Directors may call special meetings whenever it sees fit at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our Board of Directors is required to convene a special meeting upon written request of (i) any two of our directors or such number of directions equal to ¼ of the directors then at office (ii) as a company listed on an exchange in the U.S., one or more shareholders holding in the aggregate, either (a) 10% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 10% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the Board of Directors, which may be between four and sixty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our Articles;

●	the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	a dissolution of the company by its shareholders (as such term is defined in the Company’s Law).

Notices

The Companies Law and our Articles require that a notice of any annual or special shareholders meeting be published in at least two widely circulated newspapers, in addition to the company’s internet website, at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

Vote Requirements

Our Articles provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our Articles. A shareholder may vote in a general meeting in person, by proxy, by a written ballot. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires a special majority approval in accordance with the Companies Law. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of the majority of the shareholders voting their shares, other than abstainees, holding at least 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Modification of class rights

Unless otherwise provided by the Articles or the Companies Law, the rights attached to any class of shares, may be modified or cancelled by the Company by a resolution of the general meeting of the holders of all shares as one class, without any required separate resolution of any class of shares.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our Ordinary Shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the Board of Directors and do not require the approval of the shareholders of a company unless the company’s Articles provide otherwise. Our Articles do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our Board of Directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval; as a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our Board of Directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Access to corporate records

Under the Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our Articles, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our Ordinary Shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of certain countries that are, or have been, in a state of war with Israel.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities. In certain circumstances the Warrants being offered hereby have restrictions upon the exercise of such warrants if such exercise would result in the holders thereof owning more than 4.99% or 9.99% of our Ordinary Shares upon such exercise, as further described below.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special tender offer

The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Alternatively, such an acquisition may be approved pursuant to a private placement approved by the company’s shareholders with the purpose of approving the acquisition of 25% or more, or 45% or more of the company’s voting rights. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. In addition, the board of directors must disclose any personal interest each member of the board of directors has in the offer or stems therefrom.

A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholder, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.

If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Exclusive Forum

Our Articles provide that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Articles also provide that unless we consent in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for any derivative action or proceeding brought on behalf of the Company, any action asserting a breach of a fiduciary duty owed by any of our directors, officers or other employees to the Company or our shareholders or any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law, 5728-1968.

Borrowing powers

Pursuant to the Companies Law and our Articles, our Board of Directors may exercise all powers and take all actions that are not required under law or under our Articles to be exercised or taken by a certain organ of the Company, including the power to borrow money for company purposes.

Changes in Capital

Our Articles enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly adopted by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our Board of Directors and an Israeli court.

Transfer agent and registrar

Our transfer agent and registrar is Vstock Transfer LLC, or Vstock. Vstock’s address is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

We may issue warrants to purchase our Ordinary Shares. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including some or all of the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	if applicable, any provisions for cashless exercise of the warrants;

●	if applicable; any exercise limitations with respect to the ownership limitations by the holder exercising the warrant;

●	information with respect to book-entry procedures, if any;

●	any material Israeli tax consequences and United States federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find Additional Information” beginning on page 21 and “Incorporation of Certain Information by Reference” beginning on page 20. We urge you to read any applicable prospectus supplement and the applicable warrant agreement and form of warrant certificate in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	the material terms of a unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information” beginning on page 21 and “Incorporation of Certain Information by Reference” beginning on page 20. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates, through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

The validity of the issuance of our Ordinary Shares offered in this prospectus and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan Israel. Certain matters of U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel.

EXPERTS

The financial statements of Polyrizon Ltd. as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given the firm’s authority as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. In addition, we may incur additional expenses in the future in connection with an offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

SEC registration fee		$6,905
FINRA filing fees and expenses		$8,000
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	Annual Report on Form 20-F for the year ended December 31, 2024, filed on March 11, 2025;

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 13, 2025, March 14, 2025, March 25, 2025, March 27, 2025, April 1, 2025, April 2, 2025, April 11, 2025, April 17, 2025, April 25, 2025, May 1, 2025, May 1, 2025, May 14, 2025, May 19, 2025, May 21, 2025, May 22, 2025, May 23, 2025, June 12, 2025, June 30, 2025, July 15, 2025, July 22, 2025, July 31, 2025, August 14, 2025, September 4, 2025, September 17, 2025, September 19, 2025, October 6, 2025 and November 6, 2025 (in each case, to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act); and

●	the description of our Ordinary Shares, which is contained in our registration statement on Form 8-A filed with the SEC pursuant to the Exchange Act on October 21, 2024, including any subsequent amendment or any report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede the information contained in this prospectus.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to Polyrizon Ltd., 5 Ha-Tidhar Street, Raanana, 4366507, Israel, Attn: Tomer Izraeli, telephone number +972-9-3740120. You may also obtain information about us by visiting our website at www. polyrizon-biotech.com. Information contained in our website is not part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other document.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. We, as a “foreign private issuer,” are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act, with respect to their purchases and sales of shares. In addition, we are not required to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at www.polyrizon-biotech.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this registration statement, most of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to bring such a claim. In Israeli courts, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process and certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non- Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli Consumer Price Index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

87,777 Ordinary Shares

190,000 Pre-Funded Warrants to Purchase Ordinary Shares

190,000 Ordinary Shares Underlying Pre-Funded Warrants

Polyrizon Ltd.

PROSPECTUS

Aegis Capital Corp.

April 7, 2026